                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 IMC GLOBAL INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:

        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     3) Filing Party:

        ------------------------------------------------------------------------
     4) Date Filed:

        ------------------------------------------------------------------------

                                                              September 13, 1996

   [LOGO]

Dear Stockholder:

    You are cordially invited to attend the 1996 Annual Meeting of the Stockholders of IMC Global Inc. The meeting will be held at the Chicago Botanic Garden, Alsdorf Auditorium, 1000 Lake-Cook Road, in Glencoe, Illinois 60022 on Thursday, October 17, 1996, at 11:00 a.m. local time. The back page of this Proxy Statement contains directions to the Chicago Botanic Garden and parking information. A Notice of the Annual Meeting, a Proxy Statement covering the formal business of the meeting, the 1996 Annual Report of the Company and related information are enclosed. At the meeting, we will report on the Company's operations during the fiscal year ended June 30, 1996.

    We encourage you to attend the meeting. If you plan to do so, kindly check the appropriate box on the accompanying proxy card. Whether or not you expect to attend, please promptly sign and return the proxy card in the accompanying postage-paid envelope. This will assure that your shares are represented at the meeting and will help us avoid the expense of a follow-up mailing. Even though you execute this proxy, you may revoke it at any time before it is voted. If you attend the meeting and wish to vote in person, you will be able to do so even if you have previously returned your proxy card.

    Your cooperation and prompt attention to this matter will be appreciated.

Sincerely,

         [SIGNATURE]

CHAIRMAN AND
CHIEF EXECUTIVE OFFICER

2100 Sanders Road
Northbrook, Illinois 60062-6146
Telephone 847-272-9200

                                                   HEADQUARTERS OFFICE:
                                                   2100 SANDERS ROAD
                                                   NORTHBROOK, ILLINOIS
                                                   60062-6146

   [LOGO]

                              --------------------

                 NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS
  ----------------------------------------------------------------------------

To Our Stockholders:

    The 1996 Annual Meeting of the Stockholders of IMC Global Inc., a Delaware corporation, will be held at the Chicago Botanic Garden, Alsdorf Auditorium, 1000 Lake-Cook Road, in Glencoe, Illinois 60022 on Thursday, October 17, 1996, at 11:00 a.m. local time, to consider and act upon the following matters, each of which is explained in the following Proxy Statement:

    1. To elect four directors for terms expiring in 1999 and to elect one director for a term expiring in 1998, each as recommended by the Board of Directors.

    2.  To authorize and approve the IMC Global Inc. 1996 Long-Term Incentive
        Plan.

    3. To authorize and approve an amendment to the 1988 Stock Option and Award Plan, as amended.

    4. To ratify the appointment of Ernst & Young LLP as independent auditors to examine and report on the financial statements of the Company for the fiscal year ending June 30, 1997.

    5. To transact any other business that may properly come before the 1996 Annual Meeting or any adjournment thereof.

    A proxy card for your use in voting on these matters is also enclosed.

    In accordance with the By-Laws and resolution of the Board of Directors, only common stockholders of record at the close of business on August 30, 1996 are entitled to notice of and to vote at the 1996 Annual Meeting of Stockholders.

By Order of the Board of Directors,

                   [SIGNATURE]

ROSE MARIE WILLIAMS
CORPORATE SECRETARY
September 13, 1996

                               TABLE OF CONTENTS

The IMC Global Board and Board Committees.............................................           1
  The Board of Directors..............................................................           1
  Committees of the Board of Directors................................................           1
Report of the Compensation Committee..................................................           2
  Compensation Philosophy and Objectives..............................................           2
  Compensation Components and Process.................................................           3
  Policy on Deductibility of Compensation.............................................           3
  Stock Ownership Guidelines..........................................................           4
  Chief Executive Officer Compensation................................................           4
  Stockholder Return Information......................................................           4
Policies Relating to the Board of Directors...........................................           6
  Nomination and Selection of Directors...............................................           6
  Compensation of Directors...........................................................           6
  Attendance..........................................................................           6
  Retirement from the Board...........................................................           6
Beneficial Ownership of Common Stock..................................................           7
  Ownership of Common Stock by Directors and Executive Officers.......................           7
  Ownership of Common Stock by Others.................................................           8
  Section 16(a) Beneficial Ownership Reporting Compliance.............................           8
Executive Compensation................................................................           9
  Compensation of Executive Officers..................................................           9
  Pension Plans.......................................................................          12
  Termination of Employment Arrangements..............................................          13
  Employment and Other Agreements.....................................................          13
  Management Compensation and Benefit Assurance Program...............................          14
  Severance Plans.....................................................................          15
  Bonus Agreements....................................................................          16
  Non-Competition Agreements..........................................................          16
Transactions with Principal Stockholders, Directors and Executive Officers............          17
The Annual Meeting....................................................................          18
  Proxies and Voting at the Annual Meeting............................................          18
  Matters to Be Considered at the Annual Meeting......................................          19
    Election of Directors.............................................................          19
    Approval of the IMC Global Inc. 1996 Long-Term Incentive Plan.....................          22
    Approval of an Amendment to the 1988 Stock Option and Award Plan, as amended......          25
    Ratification of Appointment of Independent Auditors...............................          25
Miscellaneous Information.............................................................          26
  Discretionary Voting Authority......................................................          26
  Stockholder Proposals and Nominations for the 1997 Annual Meeting of Stockholders...          26
Directions to the Chicago Botanic Garden..............................................          27

                                PROXY STATEMENT

IMC GLOBAL INC.
2100 SANDERS ROAD
NORTHBROOK, ILLINOIS 60062-6146

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IMC Global Inc. (the "Company" or "IMC Global") for the 1996 Annual Meeting of Stockholders (the "Annual Meeting") to be held on October 17, 1996. Notice of this meeting to all stockholders of record entitled to vote as of August 30, 1996 accompanies this Proxy Statement. Additional information with respect to voting at the Annual Meeting and the matters to be voted on at the Annual Meeting are described in this Proxy Statement under the caption "The Annual Meeting." As of the close of business on August 30, 1996, there were 92,419,558 outstanding shares of Common Stock, par value $1.00 per share, of the Company (the "Common Stock") which may be voted at the Annual Meeting. Only common stockholders of record at the close of business on August 30, 1996 shall be entitled to vote at the Annual Meeting. Each issued and outstanding share of Common Stock is entitled to one vote. This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about September 13, 1996.

    The Annual Report of the Company for the fiscal year ended June 30, 1996 is being mailed to stockholders with this Proxy Statement and the proxy card, but the Annual Report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

                   THE IMC GLOBAL BOARD AND BOARD COMMITTEES

THE BOARD OF DIRECTORS

    The Board of Directors of the Company consists of fourteen members. Two of the fourteen current Directors are also employees of the Company. Wendell F. Bueche is Chairman of the Board and Chief Executive Officer of the Company, and Robert E. Fowler, Jr. is President and Chief Operating Officer of the Company. The Board is divided into three classes with staggered terms of three years each, so that the term of one class expires at each Annual Meeting of Stockholders.

    The Board oversees the management of the business of IMC Global and its subsidiaries and determines overall corporate policies. The Board's primary responsibilities are directing the fundamental operating, financial and other corporate strategies of the Company and evaluating the overall effectiveness of the Company's management. The Board meets not less than six times a year, and the agenda is set by the Chairman and Chief Executive Officer, although Directors are consulted and may suggest items for inclusion. Information is made available to the Board a reasonable period before each meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board has five standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Committee on Directors and Board Affairs and the Environmental, Safety and Public Affairs Committee, each of which plays a significant role in the discharge of the Board's duties and obligations. The membership of such Committees is described in this Proxy Statement under the caption "The Annual Meeting -- Matters to Be Considered at the Annual Meeting -- Election of Directors."

THE EXECUTIVE COMMITTEE

    The Executive Committee, which is comprised of the Company's Chief Executive Officer, Chief Operating Officer and three non-employee Directors, met three times in fiscal 1996. The responsibilities of the Executive Committee include acting on matters requiring emergency action when the full Board cannot be convened and, through March 1997, overseeing the merger of The Vigoro Corporation ("Vigoro") into IMC Global and reporting to the Board on a regular basis regarding the status of merger implementation.

THE AUDIT COMMITTEE

    The Audit Committee, which is comprised of four non-employee Directors, met four times in fiscal 1996. The responsibilities of the Audit Committee include evaluating the performance and compensation of the independent auditors; reviewing the scope of the annual audit; reviewing the audit results with the independent auditors, management and internal auditors; and reviewing the Company's internal control systems and the internal audit function.

THE COMPENSATION COMMITTEE

    The Compensation Committee, which is comprised of four non-employee Directors, met six times in fiscal 1996. The responsibilities of the Compensation Committee include recommending to the Board the amount and nature of compensation paid by the Company to its executive officers and key employees; administering the stock option, incentive compensation, and similar executive benefit plans; reviewing incentive compensation awards; and considering the competitiveness of the Company's executive compensation and other compensation programs with respect to relevant industries and the business community generally.

THE COMMITTEE ON DIRECTORS AND BOARD AFFAIRS

    The Committee on Directors and Board Affairs, which is comprised of four non-employee Directors (together with the Chief Executive Officer, who serves as a non-voting member of the Committee), met seven times in fiscal 1996. The responsibilities of the Committee on Directors and Board Affairs include selecting and recommending to the Board nominees for director; and, together with the Chief Executive Officer, recommending to the Board all committee assignments, reviewing the succession plan for senior management and developing a compensation and benefits program for the Board.

THE ENVIRONMENTAL, SAFETY AND PUBLIC AFFAIRS COMMITTEE

    The Environmental, Safety and Public Affairs Committee, which is comprised of three non-employee Directors, was created by Board resolution in April 1996 and held its first meeting in August 1996. The responsibilities of the Environmental, Safety and Public Affairs Committee include oversight in respect of the Company's policies and procedures relating to the environment, health and safety; reviewing the Company's compliance with applicable laws and regulations; oversight in respect of the Company's policies and procedures in matters of public and social concern to encourage the achievement of high standards of social responsibility; and monitoring domestic and international public policy issues which may impact the Company's operations.

                      REPORT OF THE COMPENSATION COMMITTEE
Dear Fellow Stockholders:

    Our Committee is responsible for recommending to the Board of Directors the amount and nature of compensation paid to executive officers and key employees of the Company and administering the Company's employee stock option and incentive plans. Our decisions are based on our in-depth understanding of IMC Global and its long-term strategies, as well as our knowledge of the capabilities and performance of the Company's executives.

COMPENSATION PHILOSOPHY AND OBJECTIVES

    The Committee's principal objective in designing and recommending compensation policies is to develop and administer a comprehensive program designed to attract, motivate and retain outstanding managers who are likely to enhance the profitability of IMC Global and create value for its stockholders. Within this overall philosophy, the Committee's specific objectives are to:

    - pay for performance on both an individual and corporate level;

    - align stockholder and executive interests by placing a significant portion of executive compensation "at risk";

    - tie executive compensation to the achievement of certain short-term and long-term performance objectives of IMC Global;

    - recognize and reward sustained superior performance by individual executive officers and key employees; and

    - offer a total compensation program that takes into account the compensation practices of comparable companies.

COMPENSATION COMPONENTS AND PROCESS

    The three major components of IMC Global's executive officer compensation are (i) base salary, (ii) bonus and (iii) long-term incentive awards.

    BASE SALARY

    Base salary levels for executives are established based on the Committee's review of industry and national surveys of compensation levels and its review of the recommendations of the compensation professionals retained by the Company. The Committee strives to maintain salary levels which support management development and career enhancement of executives while being competitive with the Company's compensation comparator group. Based on the industry and national surveys described above and the Committee's objective of linking total compensation to individual and corporate performance, the Committee intends that base salary will compose approximately 25% to 35% of an executive's total compensation.

    BONUS

    To reward executive officers for meeting corporate performance goals, the Committee established and the Board approved an annual bonus target under the Company's Management Incentive Compensation Plan. The Committee intended that if those goals were met executives would receive a bonus equivalent to approximately 45% to 60% of base salary. The Company exceeded the fiscal 1996 performance goals, and accordingly, bonus amounts were paid under the Management Incentive Compensation Plan consistent with achievement of these goals.

    LONG-TERM INCENTIVE AWARDS

    1988 STOCK OPTION AND AWARD PLAN. The Company uses stock options as a component of its compensation package because they align the interests of key management with those of the Company's stockholders. The options are exercisable over a ten-year period, subject to vesting requirements, and allow grantees to purchase shares at the full market price of the stock on the day the options were granted.

    LONG-TERM PERFORMANCE INCENTIVE PLAN. Certain executive officers of the Company participated in the 1994 Long-Term Performance Incentive Plan pursuant to which such executive officers were awarded shares of restricted Common Stock and contingent stock units. Because the specified goals in the 1994 Long-Term Performance Incentive Plan were achieved by the end of fiscal 1996 and because of the changes in IMC Global's management following the Vigoro merger, the Board of Directors accelerated the vesting of the restricted shares and contingent stock unit payouts from June 30, 1997 to June 30, 1996. Upon vesting, contingent stock units were paid in cash based on the market price of the Common Stock on the vesting date.

POLICY ON DEDUCTIBILITY OF COMPENSATION

    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deductibility by a company of annual compensation in excess of $1,000,000 paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors."

    All members of IMC Global's Compensation Committee qualify as outside directors. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Committee's overall compensation philosophy. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Committee deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. However, from time to time the Committee may award compensation which is not fully deductible if the Committee determines that such award is consistent with its philosophy and is in the best interests of IMC Global and its stockholders.

    The IMC Global Inc. 1996 Long-Term Incentive Plan to be voted on by stockholders at the Annual Meeting is designed to meet the performance-based criteria of Section 162(m) of the Internal Revenue Code of 1986, as amended.

STOCK OWNERSHIP GUIDELINES

    In order to align stockholder and executive interests, IMC Global has established Stock Ownership Guidelines (the "Guidelines") for executive officers and business unit presidents. The Guidelines establish ownership targets of Common Stock based on the base salary of the executive and are designed to ensure that executives have invested a substantial portion of their personal wealth in Common Stock.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Bueche participates in the executive compensation programs described throughout this report. Mr. Bueche's total compensation in fiscal 1996 reflects his outstanding performance, his leadership of constructive change, his significant contributions in leading the Company's long-term strategic growth, his role overseeing the merger of Vigoro into IMC Global and his influence on improved financial results, which were reflected in the significantly improved returns to IMC Global stockholders in fiscal 1996 as shown on the following performance graph. Based on the foregoing, a bonus of $425,000 was paid to Mr. Bueche. In addition, Mr. Bueche received a payout of $1,472,078 under the Company's 1994 Long-Term Incentive Plan and was awarded options to purchase 50,000 shares of Common Stock. Mr. Bueche's base salary in fiscal 1996 was $544,600.

    The Compensation Committee's decisions relating to Mr. Bueche's compensation were ratified by the Board of Directors.

STOCKHOLDER RETURN INFORMATION

    The following performance graph compares the Company's cumulative total return on its Common Stock for a five-year period with the cumulative total return of the Standard & Poor's 500 Index, a peer group of companies selected by the Company for purposes of comparison (the "1996 Peer Group") and the Media General Industry Group 102, the peer group used by the Company in its 1995 Proxy Statement (the "Media General Group").

    Due to the Company's merger with Vigoro, which was completed on March 1, 1996, the Company believes that the Media General Group is no longer as representative of IMC Global's industry peers as it was prior to the merger. IMC Global has chosen for purposes of the performance graph to compare the yearly percentage change in the cumulative total return on its Common Stock with that of the 1996 Peer Group which IMC Global believes provides the basis for a more representative comparison of returns. In addition, the Company believes that the companies which compose the 1996 Peer Group are often used by financial analysts to measure the performance of the Company.

    The following companies comprise the 1996 Peer Group: Agrium Inc., Freeport-McMoRan Resource Partners Limited Partnership, Freeport-McMoRan Inc., Potash Corporation of Saskatchewan, The Scotts Company, Terra Industries Inc., Terra Nitrogen Co. L. P., Arcadian Corporation, First Mississippi Corp., Mississippi Chemical Corp. and Asia Pacific Resources Ltd.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                IMC GLOBAL, S&P 500 STOCK INDEX, 1996 PEER GROUP
                            AND MEDIA GENERAL GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 FISCAL YEAR ENDING JUNE
           30,               IMC GLOBAL    S&P 500     1996 PEER GROUP    MEDIA GENERAL GROUP
1991                              100.00      100.00             100.00                 100.00
1992                               94.92      113.36             117.72                 104.89
1993                               66.42      128.74             109.58                  98.37
1994                               78.29      130.59             124.67                 115.91
1995                              123.14      164.53             172.74                 150.80
1996                              172.56      207.19             235.41                 193.72

*Total Return assumes reinvestment of dividends.

IN CONCLUSION

    We believe that IMC Global's historical and future value is inextricably linked to strong and thoughtful management. Accordingly, in approaching decisions on compensation, we go beyond a simple evaluation of financial results to consider a number of qualitative factors which we believe have contributed and continue to contribute significantly to maximizing stockholder value over the long term.

                                          Respectfully submitted,

                                          Richard A. Lenon, Chairman
                                          Raymond F. Bentele
                                          Rod F. Dammeyer
                                          Thomas H. Roberts, Jr.

                  POLICIES RELATING TO THE BOARD OF DIRECTORS

NOMINATION AND SELECTION OF DIRECTORS

    Recommendations for new Directors may be made by stockholders to the Corporate Secretary in accordance with the procedures set forth in the Company's By-Laws. The Corporate Secretary will report such recommendations to the Committee on Directors and Board Affairs for consideration.

COMPENSATION OF DIRECTORS

    NON-EMPLOYEE DIRECTORS

    Each non-employee Director receives an annual retainer of $24,000, attendance fees of $1,000 for each Board meeting attended and an additional $1,000 for attendance at each meeting of a Board committee to which he is assigned. Each non-employee Director receives an additional annual retainer of $3,000 for service as chairperson of a Board committee.

    Pursuant to the 1994 Stock Option Plan for Non-Employee Directors, each non-employee Director annually receives options to purchase 2,000 shares of Common Stock. Options are granted at 100% of the fair market value of the stock at the time of grant. Options granted are immediately exercisable and may be exercised at any time while the Director remains in office and for 24 months thereafter. However, Common Stock issuable upon exercise of options may not be sold within the six-month period following the date of grant without the consent of the Compensation Committee nor may options be exercised more than ten years after the date of the grant.

    Pursuant to the Directors' Retirement Service Plan, a non-employee Director who has served at least six years as a Director, has agreed to remain available to provide consultation services to the Company management and does not work for a competitor will, upon attainment of age 70 and after retirement from the Board, receive an annual pension for a period of ten years (subject to earlier termination upon death). Such pension will be equal to 60% to 100% of the annual retainer in effect at retirement, depending upon the length of the Director's service (60% if six years, 70% if seven, 80% if eight, 90% if nine, and 100% if ten years or more).

    EMPLOYEE DIRECTORS

    Employee Directors (currently Messrs. Bueche and Fowler) receive no fees or other remuneration for service on the Board or any committee of the Board.

ATTENDANCE

    The full Board held six regular and seven special meetings during fiscal 1996. Each Director was present for at least 75% of the total number of meetings of the Board and committees of the Board of which such Director was a member that occurred during fiscal 1996 subsequent to the election of such Director to the Board. In addition to attendance at Board and committee meetings, Directors discharge their responsibilities throughout the year by personal meetings and telephone contact with IMC Global executive officers and others regarding the business and affairs of IMC Global.

RETIREMENT FROM THE BOARD

    The Board has a mandatory retirement policy which provides that any Director who is not an employee of the Company may not stand for reelection to the Board after he or she has attained the age of 70. This policy does not apply to any person who was a non-employee Director on April 20, 1989. In addition, it is the policy of the Board that employees of the Company (other than the Chief Executive Officer) who serve on the Board resign from the Board upon their retirement or other cessation of employment with the Company. The Board also has a policy that any non-employee Director or the Chief Executive Officer submit his or her resignation if he or she has a material change in employment, is the subject of media attention that reflects unfavorably on his or her continued service on the Board or has a conflict of interest with the Company. The Board shall accept or reject the resignation based on the best interests of the Company.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

    The following table shows the number of shares of the Common Stock that are owned beneficially, as of August 30, 1996, by (i) each nominee for Director,
(ii) each Director continuing in office, (iii) each current or former executive officer named in the Summary Compensation Table and (iv) the Directors, all such current or former executive officers and all other executive officers as a group (20 persons), with sole voting and investment power unless otherwise indicated.

                                                      NUMBER OF SHARES
                                                    OWNED BENEFICIALLY
                      NAME                         AS OF 8/30/96(1)(2)
- ----------------------------------------------------------------------
Wendell F. Bueche...............................      250,880(3)
Raymond F. Bentele..............................        7,000(4)
Rod F. Dammeyer.................................       18,000(4)(5)
James M. Davidson...............................        6,000(4)
Robert E. Fowler, Jr............................      415,235(5)
Harold H. MacKay................................       19,600(4)(5)
David B. Mathis.................................        6,000(4)
Thomas H. Roberts, Jr...........................       23,000(4)
Joseph P. Sullivan..............................      847,070(4)(5)
Richard L. Thomas...............................        3,000(4)
Billie B. Turner................................       59,906(4)
Clayton K. Yeutter..............................        2,480(4)
Brian J. Smith..................................       11,000
C. Steven Hoffman...............................       97,960(3)
Marschall I. Smith..............................       71,820(3)
James D. Speir..................................      209,276(3)
Robert C. Brauneker.............................       95,096(3)
Robert M. Felsenthal............................        1,000
Directors and the executive officers described
  above as a group..............................    2,145,472(3)(4)(5)
- ----------------------------------------------------------------------

(1) Beneficial ownership of the Common Stock is based on information furnished or confirmed by each Director or executive officer described above. Share numbers reflect the 2-for-1 stock split of the Common Stock effected in the form of a stock dividend distributed in November 1995.

(2) No individual Director or executive officer is a beneficial owner of more than 1% of the outstanding shares of Common Stock. Directors and the executive officers described above as a group beneficially own an aggregate of approximately 2.32% of the outstanding shares of Common Stock.

(3) Includes shares of Common Stock purchasable within 60 days of August 30, 1996 through the exercise of options granted under the 1988 Stock Option and Award Plan, as amended, as follows: Mr. Bueche, 193,000 shares; Mr. Hoffman, 76,800 shares; Mr. M. Smith, 57,600 shares; Mr. Speir, 126,600 shares; Mr. Brauneker, 64,800 shares; and Directors and the executive officers described above as a group, 519,525 shares.

(4) Includes shares of Common Stock purchasable within 60 days of August 30, 1996 through the exercise of options granted to non-employee Directors under the 1994 Stock Option Plan for Non-Employee Directors, as follows:
     Mr. Bentele, 6,000 shares; Mr. Dammeyer, 2,000 shares; Dr. Davidson, 4,912 shares; Mr. MacKay, 2,000 shares; Mr. Mathis, 4,000 shares; Mr. Roberts, 6,000 shares; Mr. Sullivan, 2,000 shares; Mr. Thomas, 2,000 shares; Mr. Turner, 6,000 shares; and Dr. Yeutter, 2,000 shares.

(5)  Includes shares of Common Stock purchasable within 60 days of August 30,
     1996 through the exercise of options granted under The Vigoro Corporation
     1991 Stock Option Plan, as amended, as follows: Mr. Dammeyer, 16,000 shares; Mr. Fowler, 395,763 shares; Mr. MacKay, 16,000 shares; and Mr.
     Sullivan, 264,000 shares.

OWNERSHIP OF COMMON STOCK BY OTHERS

    The Company believes that, as of August 30, 1996, based on filings with the Securities and Exchange Commission (the "SEC"), only the following named institutions are the beneficial owners of more than five percent of the outstanding Common Stock.

                                                                                         SHARES         PERCENT
                                                                                       BENEFICIALLY OF OUTSTANDING
                        NAME AND ADDRESS OF BENEFICIAL OWNER                             OWNED       COMMON STOCK
- -------------------------------------------------------------------------------------------------------------------
FMR Corp.(1)........................................................................    11,031,824       11.94 %
  82 Devonshire Street
  Boston, Massachusetts 02109
GVI Holdings, Inc.(2)...............................................................     6,510,286        7.04 %
  Two North Riverside Plaza
  Suite 1100
  Chicago, Illinois 60606
- -------------------------------------------------------------------------------------------------------------------

(1) FMR Corp. is a parent holding company which files one Schedule 13G to report beneficial ownership of Common Stock by all of its affiliates. Includes shares as to which FMR Corp. has or shares investment and voting power as follows: sole voting power, 1,610,216 shares; shared voting power, 0 shares; sole investment power, 11,031,824; and shared investment power, 0 shares.

(2) GVI Holdings, Inc. has sole investment and voting power with respect to the Common Stock reported.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Each Director and executive officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is required by Section 16(a) of the Exchange Act to report to the SEC, by a specified date, his beneficial ownership of or transactions in the Company's securities. Reports received by the Company indicate that all such Directors and officers filed all requisite reports with the SEC on a timely basis during fiscal 1996, except that the Form 3 for Anne M. Scavone, the Controller of the Company, was not timely filed with the SEC.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth information as to the compensation of the Chief Executive Officer, each of the other four most highly compensated executive officers of the Company serving as such on June 30, 1996 and a retired executive officer, Robert C. Brauneker, who would have been among the four most highly compensated executive officers serving on June 30, 1996, had he not retired on April 1, 1996, based on salary and bonus earned during fiscal 1996. In addition, the table sets forth information as to the compensation of Robert
E. Fowler, Jr., the President and Chief Operating Officer of the Company, and Brian J. Smith, the Executive Vice President, Chief Financial Officer and Treasurer of the Company, from the respective commencement dates of their employment with the Company. The executive officers listed below are collectively referred to as the "Named Executive Officers" in this Proxy Statement.

                           SUMMARY COMPENSATION TABLE

- ------------------------------------------------------------------------------------------------------------------------

                                                                          LONG-TERM COMPENSATION
                                                                  --------------------------------------
                                      ANNUAL COMPENSATION                 AWARDS              PAYOUTS
                                 ------------------------------   -----------------------   ------------
                                                                  RESTRICTED   SECURITIES
                                                   OTHER ANNUAL     STOCK      UNDERLYING       LTIP         ALL OTHER
  NAME AND PRINCIPAL    FISCAL   SALARY    BONUS   COMPENSATION   AWARDS(7)     OPTIONS/      PAYOUTS      COMPENSATION
       POSITION          YEAR      ($)      ($)        ($)           ($)        SARS (#)        ($)             ($)
- ----------------------  ------   -------  -------  ------------   ----------   ----------   ------------   -------------

W. F. Bueche             1996    544,600  425,000        0               0      50,000      1,472,078(9)      48,117(10)
Chairman & CEO           1995    530,040  460,000        0               0      20,000(8)     298,141         52,441
                         1994    500,040  300,000   10,567(6)      280,135     183,000(8)           0         35,542
R. E. Fowler, Jr.(1)     1996    148,600   85,000        0               0           0              0              0
President & COO
B. J. Smith(2)           1996    115,077   60,000    3,996(6)            0      25,000              0         36,442(10)
Executive VP, CFO &
Treasurer
C. S. Hoffman            1996    235,600  125,000        0               0      10,000        470,312(9)      16,847(10)
Senior VP                1995    226,840  145,000        0               0           0         95,244         23,941
                         1994    214,080   94,000        0          89,500      58,800(8)           0         13,793
M. I. Smith              1996    230,700  115,000        0               0      12,500        460,906(9)      23,453(10)
Senior VP                1995    216,680  120,000        0               0           0         93,339         19,590
& General Counsel        1994    175,000   68,000    6,390(6)       87,710      57,600(8)           0          6,712
J. D. Speir(3)           1996    365,040  200,000        0               0      25,000        823,159(9)   2,360,697(10)
Retired President &      1995    320,435  220,000        0          36,600      25,800(8)     120,933         35,883
COO                      1994    270,000  115,000        0         113,665      74,200(8)           0         24,264
R. C. Brauneker(4)       1996    197,790  100,000        0               0      12,500        540,897(9)   1,122,628(10)
Retired Executive VP &   1995    255,040  175,000        0               0           0        109,504         31,367
CFO                      1994    245,040  115,000        0         102,925      67,200(8)           0         21,209
R. M. Felsenthal(5)      1996    187,500   95,000        0               0      12,500        338,700(9)      12,499(10)
Former Senior VP,        1995    168,300   90,000        0          19,062      15,000(8)      44,490         14,536
Business Development     1994    150,000   42,000        0          42,065      27,400(8)           0          8,024
- ------------------------------------------------------------------------------------------------------------------------

 (1) Mr. Fowler's employment with the Company commenced on March 4, 1996.

 (2) Mr. Smith's employment with the Company commenced on February 26, 1996.

 (3) Mr. Speir retired on June 30, 1996.

 (4) Mr. Brauneker retired on April 1, 1996.

 (5) Mr. Felsenthal resigned on August 19, 1996.

 (6) Represents payments to offset expenses incurred for relocation.

 (7) Reflects awards of restricted shares and contingent stock units under the 1994 Long-Term Performance Incentive Plan which vested based solely on service with the Company. No awards were made in fiscal 1996 to the Named Executive Officers under the 1994 Long-Term Performance Incentive Plan. Neither Mr. Fowler nor Mr. B. Smith was employed by the Company when awards were made under the 1994 Long-Term Performance Incentive Plan. The value of such awards was based on the price of the Common Stock at the date the award was granted.

 (8) Reflects a 2-for-1 stock split effected in November, 1995.

 (9) Reflects restricted shares and contingent stock units payouts under the 1994 Long-Term Performance Incentive Plan that vested on June 30, 1996, pursuant to action taken by the Board of Directors. The awards were scheduled to vest on June 30, 1997.

(10) Consists of (i) the value of the benefit for life insurance premiums paid by the Company and contributions made by the Company to the Defined Contribution Savings Plan as follows: Mr. Bueche, $39,117 and $9,000; Mr. B. Smith $6,442 and $0; Mr. Hoffman, $7,847 and $9,000; Mr. M. Smith, $14,453
    and $9,000; Mr. Speir, $21,677 and $9,000; Mr. Brauneker, $15,260 and
    $2,308; and Mr. Felsenthal, $3,499 and $9,000; (ii) $30,000 paid to Mr. B.
    Smith upon commencement of his employment; (iii) severance payments under the IMC Global Severance Plan described under the caption "-- Severance Plans" as follows: $331,545 payable and $110,515 paid to Mr. Brauneker; $635,020 payable to Mr. Speir; and $300,020 payable to Mr. Felsenthal; (iv) bonus payments pursuant to certain Transition Bonus Agreements described under the caption "-- Bonus Agreements" as follows: $552,020 payable and $110,980 paid to Mr. Brauneker and $450,030 payable to Mr. Felsenthal; and
    (v) a $1,695,000 payment to be made to Mr. Speir pursuant to his Non-Competition Agreement described under the caption "-- Non-Competition Agreements."

                     OPTION GRANTS IN THE LAST FISCAL YEAR

    The following table sets forth information with respect to all options to purchase Common Stock granted in fiscal 1996 to each of the Named Executive Officers. There were no grants of stock appreciation rights in fiscal 1996.

- -------------------------------------------------------------------------------------------


                                     INDIVIDUAL GRANTS                    GRANT DATE VALUE
                   -----------------------------------------------------  -----------------
                     NUMBER OF
                    SECURITIES     % OF TOTAL
                    UNDERLYING       OPTIONS      EXERCISE
                      OPTIONS      GRANTED TO       PRICE                    GRANT DATE
                      GRANTED     EMPLOYEES IN    ($/SHARE)   EXPIRATION    PRESENT VALUE
      NAME            (#)(1)       FISCAL YEAR       (2)         DATE          ($)(3)
- -----------------  -------------  -------------  -----------  ----------  -----------------
W. F. Bueche            50,000         11.86          38.00   12/21/2005          12.53
R. E. Fowler, Jr.            0         --            --           --             --
B. J. Smith             25,000          5.93          39.31   02/26/2006          12.88
C. S. Hoffman           10,000          2.37          38.00   12/21/2005          12.53
M. I. Smith             12,500          2.96          38.00   12/21/2005          12.53
J. D. Speir             25,000          5.93          38.00   12/21/2005          12.53
R. C. Brauneker         12,500          2.96          38.00   12/21/2005          12.53
R. M. Felsenthal        12,500          2.96          38.00   12/21/2005          12.53

(1) All options granted and reported in this table have the following terms: each option vests over a two-year period, with 50% of the shares becoming exercisable at the beginning of the first year following the date of grant and with the entire option becoming exercisable at the end of the second year, unless the vesting schedule is accelerated in the event of a change of control of the Company in accordance with the 1988 Stock Option and Award Plan, as amended.

(2) Exercise price is the fair market of the Common Stock on the date of grant, determined by calculating the average of the high and low prices at which the Common Stock is traded on such date, as reflected on the consolidated tape of New York Stock Exchange issues.

(3) The Black-Scholes Option Pricing Model was used to determine the grant date present value of the options to purchase Common Stock granted in fiscal 1996 by the Company. The material assumptions and adjustments incorporated in the model in estimating the value of the options which have an expiration date of (a) December 21, 2005 and (b) February 26, 2006, respectively, include the following: (i) option exercise prices of $38.00 and $39.3125, respectively, equal to the fair market value of the underlying stock on the date of grant; (ii) an option term of ten years; (iii) interest rates of 5.71% and 5.81%, respectively, representing the interest rate on a U. S. Treasury security with a maturity date corresponding to that of the option term; (iv) volatilities of 26.64% and 28.554%, respectively, calculated using daily stock prices for the one-year period prior to the grant date;
    (v) dividends at the rate of $0.20 per share and $0.32 per share, respectively, representing the annualized dividends paid with respect to a share of Common Stock at the date of grant; and (vi) reductions of approximately 31.40% and 30.96%, respectively, to reflect the probability of forfeiture due to termination prior to vesting and the probability of a shortened option term due to termination of employment prior to the option exercise date.

    The ultimate value of the options will depend on the future market price of the Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Stock over the exercise price on the date the option is exercised.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES
    ------------------------------------------------------------------------

    The following table sets forth information with respect to all exercises of options to purchase Common Stock in fiscal 1996 by each of the Named Executive Officers and all outstanding options to purchase Common Stock held by such individuals at June 30, 1996.

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                           OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS
                              SHARES                          YEAR-END (#)         AT FISCAL YEAR-END ($)(1)
                           ACQUIRED ON      VALUE      --------------------------  --------------------------
          NAME             EXERCISE (#)  REALIZED ($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- -------------------------  ------------  ------------  -----------  -------------  -----------  -------------
W. F. Bueche                   --            --           132,000        121,000     2,640,367     1,387,652
R. E. Fowler, Jr.              --            --           219,212        330,978     3,243,104     4,547,880
B. J. Smith                    --            --                 0         25,000             0             0
C. S. Hoffman                  --            --            57,200         29,600     1,022,238       402,511
M. I. Smith                    --            --            38,400         31,700       788,594       394,297
J. D. Speir                    --            --            93,266         66,934     1,764,780       827,306
R. C. Brauneker                23,800        571,475       64,800         12,500     1,161,376             0
R. M. Felsenthal               --            --            28,266         31,634       528,291       373,254
- -------------------------------------------------------------------------------------------------------------

(1) The value is calculated based on a June 30, 1996 closing stock price of $37.625 as quoted on the New York Stock Exchange less the relevant exercise price(s).

PENSION PLANS

QUALIFIED PENSION PLAN

    The Company maintains a non-contributory qualified pension plan which covers all U. S. salaried employees, including Company officers. The annual pension to which a participant is entitled at normal retirement age (65) is an amount based on the highest final average annual remuneration for the five consecutive highest paid years out of the ten years immediately preceding retirement and years of credited service up to 35 years. The plan is integrated with benefits payable under Old Age Survivors and Disability Insurance. Remuneration for these purposes includes salary and 50% of bonus as shown in the Summary Compensation Table.

    The Internal Revenue Code of 1986, as amended (the "Code"), requires certain limitations on benefits provided under a qualified retirement plan. To the extent pension benefits otherwise payable under the qualified pension plan's formula exceed the Code's limitations, the Board of Directors has approved a non-qualified plan, the Supplemental Executive Retirement Plan, which provides for payment of amounts in excess of the Code's limitations from the Company's operating funds to its participants.

    The following table shows the estimated annual pension benefits which would be payable to the Named Executive Officers for life at normal retirement under the qualified pension plan. (If elected, an optional form of pension would, on an actuarial basis, reduce benefits to the participant but provide benefits to a surviving beneficiary or permit a one-time lump sum present value payment.)

  ANNUAL AVERAGE OF
  HIGHEST FIVE YEARS                       ANNUAL BENEFITS FOR YEARS
 COVERED REMUNERATION                         OF SERVICE INDICATED
 FOR PENSION PURPOSES   ----------------------------------------------------------------
IN TEN YEARS PRECEDING                                                         35 YEARS
NORMAL RETIREMENT DATE  10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS    OR MORE
- ----------------------  ---------  ---------  ---------  ---------  ---------  ---------
      $  100,000        $  16,700  $  25,000  $  33,300  $  41,600  $  48,100  $  54,700
         200,000           34,500     51,700     68,900     86,100     99,800    113,500
         300,000           52,300     78,400    104,500    130,600    151,400    172,300
         400,000           70,100    105,100    140,100    175,100    203,100    231,100
         500,000           87,900    131,800    175,700    219,600    254,700    289,900
         600,000          105,700    158,500    211,300    264,100    306,400    348,700
         700,000          123,500    185,200    246,900    308,600    358,000    407,500
         800,000          141,300    211,900    282,500    353,100    409,700    466,300
         900,000          159,100    238,600    318,100    397,600    461,300    525,100

- -------------------------------------------------------------------------------

    Credited service under the pension plan for the Named Executive Officers as of June 30, 1996 is as follows: Mr. Bueche, 3 years, 5 months; Mr. Fowler, 4 months; Mr. B. Smith, 5 months; Mr. Hoffman, 22 years, 3 months; Mr. M. Smith, 2 years, 10 months; Mr. Speir 33 years, 11 months; Mr. Brauneker 35 years; and Mr. Felsenthal 12 years, 10 months.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    The Supplemental Executive Retirement Plan, which is a non-contributory, non-qualified plan, provides an additional pension benefit for Company executive officers and certain other key executives based on the participant's final average annual remuneration for pension purposes. The plan takes into account 100% of bonus and years of credited service up to a maximum of 20 years, payable to the extent that such benefits exceed those payable under the above-described pension plan. There are no other offsets under this plan.

    The following table shows the additional annual retirement benefits payable under the Supplemental Executive Retirement Plan to the Named Executive Officers and covered key employees for life beginning at age 65 based upon 10, 15 and 20 years of service.

  ANNUAL AVERAGE OF             NET ADDITIONAL
  HIGHEST FIVE YEARS            ANNUAL BENEFITS
 COVERED REMUNERATION            FOR YEARS OF
 FOR PENSION PURPOSES          SERVICE INDICATED
IN TEN YEARS PRECEDING  -------------------------------
NORMAL RETIREMENT DATE   10 YRS.    15 YRS.    20 YRS.
- ----------------------  ---------  ---------  ---------
      $  100,000        $  13,300  $  20,000  $  26,700
         200,000           25,500     38,300     51,100
         300,000           37,700     56,600     75,500
         400,000           49,900     74,900    120,000
         500,000           62,100    105,000    180,000
         600,000           74,300    150,000    240,000
         700,000           90,000    195,000    300,000
         800,000          120,000    240,000    360,000
         900,000          150,000    285,000    420,000
- -------------------------------------------------------

TERMINATION OF EMPLOYMENT ARRANGEMENTS

    Agreements with Messrs. Bueche, Fowler, B. Smith, Hoffman and M. Smith, to become effective in the event of a change in control of the Company, are intended to assure the Company of the continued services of these executives. In general, each of the agreements provides that, in the event there is a change in control of the Company (as defined in the agreement), the executive shall remain employed by the Company in his then current position at the then current base and incentive compensation and benefit levels for a period of three years, subject to earlier expiration because of voluntary resignation, mandatory retirement, disability, or termination for cause, as defined in the agreements. If the Company breaches the agreement, the Company is obligated to provide the executive certain severance benefits, including three years' base salary plus three times the average of the prior three years' bonuses. In addition, the Company would become obligated to continue the executive's participation in various compensation and benefit plans in which the executive was participating when the agreement became effective. These agreements are in addition to the other agreements and arrangements described in this Proxy Statement.

    These agreements were amended in August 1995 to update the definition of change in control and to increase the severance and bonus payment from two years to three years.

    Certain provisions of the federal tax law impose a 20% surcharge upon an executive of a corporation and deny Federal income tax deductibility to the corporation as to a significant portion of the severance payments made to an executive because of a change in control, if such payments as a whole exceed three times his or her average annual base and incentive compensation for the most recent five years. The amounts estimated to be payable under the aforesaid agreements, if those agreements become effective, could be large enough to subject the executives to the surcharge and to deprive the Company of a deduction. The Company has agreed with each of the executives that, if a surcharge were assessed upon payment of the aforementioned severance benefits, it will provide "grossed up" reimbursement to the executive, including any tax payable on such additional amounts paid to him.

    If a change in control were to occur and the contingent employment agreements were to be breached by the Company within three years thereafter, the amount of cash that would be payable in respect of these amended agreements is estimated (as of July 1, 1997 and excluding any gross-up reimbursements for taxes) to be: Mr. Bueche, $2,277,500; Mr. Fowler, $1,495,000; Mr. B. Smith, $1,091,250; Mr. Hoffman, $860,971; and Mr. M. Smith, $853,121.

EMPLOYMENT AND OTHER AGREEMENTS

    On March 4, 1996, the Company and Mr. Bueche entered into an agreement which amended his employment agreement and which amended his agreement to provide consulting services to the Company following his retirement as Chairman of the Company. Pursuant to the employment agreement, as amended, Mr. Bueche is to serve as Chief

Executive Officer of the Company until June 30, 1997 at a salary rate of not less than $530,040 per annum and as Chairman of the Company from July 1, 1997 through June 30, 1998 at a salary of $250,020 per annum. In addition, Mr. Bueche will be retained as a consultant for one year from the date of his retirement as Chairman for a total fee of $250,020.

    Mr. B. Smith and the Company entered into a letter agreement effective as of March 1, 1996 which provides that if Mr. B. Smith is terminated prior to February 28, 1999, he will be entitled to receive the sum of: two times his annualized salary as of the termination date and two times the highest annual bonus (annualized if he is employed for less than a complete bonus year) earned by him for one of the two consecutive complete bonus years ending immediately preceding the termination. "Termination" is defined generally in the letter agreement as the termination prior to February 28, 1999 of employment with the Company for any reason other than death, disability, cause or voluntary resignation.

    In June 1996, the Company and Mr. Speir entered into a consulting agreement pursuant to which Mr. Speir will be paid $17,500 per month from July 1, 1996 through June 30, 1997.

    Certain of the Company's Directors and executive officers entered into severance and other similar agreements in connection with the Vigoro merger which are described under the captions "-- Severance Plans, -- Bonus Agreements and Noncompetition Agreements."

MANAGEMENT COMPENSATION AND BENEFIT ASSURANCE PROGRAM

    The Board adopted a Management Compensation and Benefit Assurance Program (the "Program") in October 1988 and amended this Program in August 1995. The purpose of the Program is to ensure that officers and key management personnel receive the compensation and benefits that have been committed to, and are reasonably expected by, them under the terms of certain benefit plans, including severance and benefits in the event of termination of employment after a Change in Control.

    Under the Program, trusts have been established with the Wachovia Bank of North Carolina, N.A. of Winston-Salem, North Carolina to ensure appropriate payment when due of commitments, awards and benefits under the Management Incentive Compensation Plan (including any deferred bonuses), the Supplemental Executive Retirement Plan, the 1988 Stock Option and Award Plan, the contingent employment agreements and gross-up arrangements referred to under the caption "-- Termination of Employment Arrangements." These trusts are minimally funded with operating funds of the Company, subject to full funding in the event that the Trustee is notified that a Change in Control has occurred or is about to occur.

    Assuming a Change in Control were to occur, distributions by the Trustee would be made only if an officer were involuntarily terminated without cause within three years after a Change in Control and/or only to the extent the Company were to fail to honor its commitments and subject to the claims of the Company's creditors and to the terms of the benefit plan involved. The annual cost to the Company to maintain the trusts is estimated to be $21,000. Full funding under the arrangements that could be required would depend on the Company's outstanding commitments subject to the Program from time to time.

    "Change in Control" of the Company is defined to occur as of the first day that any one or more of the following conditions shall have been satisfied:

        (1) the acquisition by any individual entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 15% or more of either (i) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of Directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; and (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition;

        (2) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a Director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the Directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a Director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

        (3) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than: the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Company Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of Directors and
    (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the Board of Directors of the corporation resulting from such Corporate Transaction; or

        (4) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

SEVERANCE PLANS

    In connection with the Vigoro merger, the Vigoro Board adopted and IMC Global assumed a Severance Plan (the "Vigoro Severance Plan") applicable to 28 employees of Vigoro, including Mr. Fowler, the current President and Chief Operating Officer of IMC Global. The Vigoro Severance Plan provides that a covered employee will receive "Severance Benefits" if the employee is terminated in circumstances that constitute a "Severance Event" and such employee executes a release of claims. Severance Benefits consist of an amount equal to the employee's then annualized base salary or, if greater, annualized base salary as of November 13, 1995 ("Base Salary"), plus an amount generally equal to the employee's highest annual bonus and other incentive payments received for any of the prior three years ("Bonus Base"), paid in 12 equal monthly installments plus unpaid salary and pro-rated bonus and earned but unused vacation. Eligible employees will also be entitled to continuation of benefits for the lesser of one year or until the employee finds new employment providing comparable benefits. A Severance Event occurs if within three years of November 13, 1995, an eligible employee's employment is terminated: (i) by the employer other than because such employee engaged in willful and intentional conduct which has caused demonstrable and serious injury to IMC Global, was convicted of or entered a plea of nolo contendere to any felony, was convicted of a criminal offense or entered a plea of nolo contendere to any offense involving dishonesty, breach of trust or moral turpitude, committed a breach of fiduciary duty involving personal profit or willfully refused to perform or was grossly negligent in the performance of his or her duties or responsibilities (unless significantly changed without the consent of the employee) (collectively, "Cause"); (ii) by such employee within 90 days after such employee has or should have knowledge that his or her Base Salary was not maintained in accordance with prior levels, he or she is not included on a comparable basis with similar employees in bonus plans or stock option or similar plans or he or she is not included on a comparable basis with similar employees in benefit plans or vacation or other perquisite plans (collectively, "Good Reason"); or (iii) by such employee on or after the date such employee has reached the age of 60. A covered employee is not entitled to Severance Benefits if the employee terminates his or her employment other than in circumstances constituting a Severance Event or the employee's employment is terminated as a result of the death or disability of the employee.

    Also in connection with the Vigoro merger, the IMC Global Board adopted a Severance Plan (the "IMC Global Severance Plan") applicable to 28 employees of IMC Global, including Mr. Hoffman and Mr. M. Smith. The terms and conditions of the IMC Global Severance Plan are substantially similar to the terms and conditions of the Vigoro Severance Plan except with regard to the following: The "Effective Date," representing the effective date of the IMC Global Severance Plan, the date on which the "Severance Period" commences and the date on which the employee's "Base Salary" is determined, is designated as December 21, 1995. Also, a covered employee's "Bonus Base" includes the highest annual bonus earned by the employee for the prior three years, but does not include any other incentive payments earned by the employee. In addition, an employee-initiated termination on or after reaching age 60 does not constitute a "Severance Event" for purposes of the IMC Global Severance Plan. Lastly, in addition to the eligibility exclusions contained in the Vigoro Severance Plan, the IMC Global Severance Plan provides that a covered employee is not entitled to "Severance Benefits" if: (i) the employee takes a leave of absence which does not constitute a termination of employment; (ii) the employee is transferred to another facility on a nondiscriminatory basis and for a bona fide business reason and such employee declines to accept the position; or (iii) the employee is terminated in connection with the sale of stock or assets of IMC Global and is offered a comparable position with IMC Global's successor in interest. Mr. Brauneker is entitled to receive a Severance Benefit of $442,060, of which $110,515 was paid in fiscal 1996. Mr. Speir and Mr. Felsenthal will be paid Severance Benefits equal to $635,020 and $300,020, respectively.

    Other than as described above, no Named Executive Officer is eligible to receive Severance Benefits under either the Vigoro or IMC Global Severance Plan.

BONUS AGREEMENTS

    After consummation of the Vigoro merger, IMC Global entered into Transition Bonus Agreements ("Bonus Agreements") with certain officers and key employees of Vigoro and IMC Global, including Mr. M. Smith. The Bonus Agreements provide that an employee will be entitled to a "Transition Bonus," paid in nine equal monthly installments if, within one year of the effective time (the "Effective Time") of the Vigoro merger (the "Transition Period"), the employee is terminated in circumstances that constitute a "Transition Bonus Event" and such employee executes a release of claims. A Transition Bonus is an amount equal to 75% of the sum of the employee's Base Salary and Bonus Base (each as defined above under the caption "Severance Plans"). A Transition Bonus Event will have occurred if during the Transition Period: (i) the employee's employment with Vigoro (or any related entity) is terminated (A) by the applicable employer other than for Cause (as defined under the caption "Severance Plans") or (B) by the employee for Good Reason (as defined under the caption "Severance Plans") or
(ii) Vigoro or IMC Global or any related entity does not make an offer of continued employment to the employee after the Effective Time with compensation, authority and status at least equivalent to the compensation, authority and status of the employee immediately prior to the Effective Time. A covered employee would not be entitled to a Transition Bonus if the employee's employment is terminated other than in circumstances constituting a Transition Bonus Event or if the employee's employment is terminated as a result of the death or disability of the employee. Mr. Brauneker is entitled to receive a Transition Bonus of $663,000, of which $110,980 was paid in fiscal 1996. Mr. Felsenthal will be paid a total Transition Bonus equal to $450,030. Other than as described above, no Named Executive Officer is eligible to receive a Transition Bonus.

NON-COMPETITION AGREEMENTS

    Upon consummation of the Vigoro merger, IMC Global entered into Non-Competition Agreements (the "Non-Competition Agreements") with a total of 14 officers and key employees of Vigoro and with nine key employees of IMC Global, including Mr. Fowler and Mr. Hoffman, which provide that such employees will not compete with IMC Global or any of its affiliates for specified periods following the termination of their employment with Vigoro or its subsidiaries because of a Severance Event (as defined under the caption "Severance Plans") and will receive scheduled payments in equal monthly installments during the period of non-competition. Employees entering into Non-Competition Agreements will agree not to compete (i) for a period of three years if a Severance Event occurs on or before the first anniversary of the Effective Time; (ii) for two years if a Severance Event occurs after the first anniversary and on or before the second anniversary of the Effective Time; and (iii) for one year if a Severance Event occurs after the second anniversary and on or before the third anniversary of the Effective Time (the "Non-Competition Periods"). During the Non-Competition Periods, certain employees of IMC Global will be prohibited from rendering employment or consulting services to any business enterprise in North America in a capacity in which such employee will directly supervise a business which is directly competitive with the business which the employee supervised during the one-year period preceding the Severance Event. The maximum aggregate payments under the Non-Competition Agreements payable to Mr. Fowler and Mr. Hoffman are $2,370,000 and $764,000, respectively. Mr. Speir will receive an aggregate payment of $1,695,000 pursuant to his Non-Competition Agreement. Other than as described above, no Named Executive Officer is a party to a Non-Competition Agreement.

                   TRANSACTIONS WITH PRINCIPAL STOCKHOLDERS,
                        DIRECTORS AND EXECUTIVE OFFICERS
                   ------------------------------------------

    The Company, Great American Management and Investment, Inc. ("GAMI") and certain former stockholders of Vigoro (including Rod F. Dammeyer, a Director) entered into a Registration Rights Agreement (the "Registration Rights Agreement") in connection with the Vigoro merger. On May 8, 1996, pursuant to such Registration Rights Agreement, GAMI requested that the Company register the shares of Common Stock held by GVI Holdings, Inc., a wholly owned subsidiary of GAMI. On July 2, 1996, the Company effected such registration. Mr. Dammeyer is an executive officer of GAMI.

    The Registration Rights Agreement provides that GAMI will cause any affiliate or associate of GAMI to resign as a Director of the Company if GAMI's direct or indirect ownership of Common Stock is reduced below 3.5% of the outstanding shares of Common Stock.

    On April 15, 1993, the Company and Billie B. Turner, a Director, entered into a consulting arrangement under which Mr. Turner received $166,680 during fiscal 1996. The term of the consulting agreement ended on February 29, 1996.

    Certain of the Company's Directors and executive officers entered into severance and other similar agreements in connection with the Vigoro merger which are described under the caption "Executive Compensation -- Severance Plans, -- Bonus Agreements and -- Non-Competition Agreements."

                               THE ANNUAL MEETING
                              --------------------

PROXIES AND VOTING AT THE ANNUAL MEETING

    As of the close of business on August 30, 1996, there were 92,419,558 shares of Common Stock which may be voted at the Annual Meeting. Only holders of record of the Common Stock at the close of business on August 30, 1996 shall be entitled to notice of, and to vote at, the Annual Meeting. Each issued and outstanding share of Common Stock is entitled to one vote.

    Shares represented by proxies will be voted in accordance with directions given on the proxy card by a stockholder. Any properly executed and returned proxy not specifying to the contrary will be voted (i) for the election of the Board's nominees for Director, (ii) in favor of the IMC Global Inc. 1996 Long-Term Incentive Plan, (iii) in favor of an amendment to the 1988 Stock Option and Award Plan, as amended, (iv) in favor of ratifying the appointment of the independent auditors and (v) in the discretion of the holder of proxies as to any other matter that is properly presented at the Annual Meeting. A stockholder giving a proxy has the right to revoke it at any time before it has been voted at the Annual Meeting.

    A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy is not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote stock held in a street name on certain matters in the absence of instructions from the beneficial owner of the stock. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "non-voted shares") will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum.

    The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote in the election of Directors is required to elect Directors. Accordingly, if a quorum is present at the meeting, the four persons standing for election for the class of Directors whose terms expire at the 1999 Annual Meeting who receive the greatest number of votes will be elected to serve as Directors and the person standing for election for the class of Directors whose term expires at the 1998 Annual Meeting who receives the greatest number of votes will also be elected as a Director. Therefore, withholding authority to vote for a Director(s) and non-voted shares with respect to the election of Directors will not affect the outcome of the election of Directors. If a quorum is present at the Annual Meeting, approval of each matter other than the election of Directors requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on such matter. An abstention with respect to such matter has the legal effect of a vote against such matter. Non-voted shares with respect to such matter will not affect the determination of whether such matter is approved.

    Proxies are solicited by the Board of Directors and management to assure that stockholders who are unable to attend the Annual Meeting have the opportunity to cast a vote on the issues to come before the Annual Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegrams by Directors, officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, the Company has retained Morrow & Co., Inc. to aid in the solicitation, at an estimated cost of $6,500, plus expenses. The cost of all proxy solicitations, including payments to Morrow & Co., Inc., will be borne by the Company.

    The giving of the proxy does not affect the right to vote in person should the stockholder be able to attend the Annual Meeting. Such proxy may be revoked at any time prior to the effective exercise thereof by the execution of a subsequent proxy or, if the stockholder attends the Annual Meeting and wishes to vote in person, by notifying the Secretary at the Annual Meeting of his or her intention to so vote.

    Prompt execution and return of the proxy is requested in order to assure the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting, which is required for a quorum.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

I.  ELECTION OF DIRECTORS

    The Board of Directors of the Company consists of fourteen members. Two of the fourteen members of the Board are also employees of the Company. Wendell F. Bueche is Chairman of the Board and Chief Executive Officer of the Company, and Robert E. Fowler, Jr. is President and Chief Operating Officer of the Company. The Board is divided into three classes with staggered terms of three years each, so that the term of one class expires at each Annual Meeting of Stockholders.

    Six Directors currently serve in the class of Directors whose term expires at the 1996 Annual Meeting. Two of these six Directors, Frank W. Considine and Richard A. Lenon, intend to retire from the Board at the Annual Meeting and, therefore, will not be standing for reelection. Robert E. Fowler, Jr., Harold H. MacKay and Richard L. Thomas, each of whom is currently serving in the class of Directors whose term expires at the 1996 Annual Meeting, will stand for reelection at the Annual Meeting for a three-year term expiring in 1999. Billie
B. Turner, who is also currently serving in the class of Directors whose term expires at the 1996 Annual Meeting, has expressed a willingness to serve as a Director of the Company for only two additional years. Accordingly, Mr. Turner is standing for reelection at the Annual Meeting for the class of Directors whose term expires at the 1998 Annual Meeting of Stockholders. In order to achieve balance among the classes of Directors without increasing the overall size of any class of Directors, David B. Mathis, who is currently serving in the class of Directors whose term expires at the 1998 Annual Meeting, has agreed to stand for reelection at the Annual Meeting to a new three-year term as a member of the class of Directors whose term expires in 1999. The Board of Directors intends to reduce the number of Directors which constitutes the entire Board from fourteen to twelve immediately following the Annual Meeting.

    It is intended that the shares represented by the proxies named on the enclosed proxy card will be voted, unless authorization to do so is withheld, in favor of the election of Mr. Turner to serve until the Annual Meeting of Stockholders in 1998 or until his successor has been duly elected and qualified and in favor of the election of Messrs. Fowler, MacKay, Mathis and Thomas to serve until the Annual Meeting of Stockholders in 1999 or until their respective successors have been duly elected and qualified. Directors shall be elected by a plurality of the votes of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote in the election.

    All of the nominees are currently members of the Board. If one or more nominees should become unavailable to serve as a Director, it is intended that shares represented by the enclosed proxy statement will be voted for such substitute nominee or nominees as may be selected by the Board, or the Board may elect not to fill the vacancy and to reduce the number of Directors.

    The names of the nominees for Director and of those Directors continuing in office, their ages, their principal occupations during the past five years, certain other directorships held, their length of service, if any, on the Board and their service, if any, on any committees of the Board on which they serve are set forth below.

                       NOMINEE FOR ELECTION AS A DIRECTOR
                          FOR A TERM EXPIRING IN 1998
             -----------------------------------------------------

[PHOTO]             BILLIE B. TURNER, 65, Chairman Emeritus of the Board. Retired President
                    and Chief Executive Officer, a capacity in which he served from the
                    Company's incorporation in 1987 until his retirement in February 1993.
                    He is a director of Cyprus-Amax Minerals Company. Mr. Turner has served as an IMC Global Director since 1987. Mr. Turner currently serves on the Audit Committee.

                      NOMINEES FOR ELECTION AS A DIRECTOR
                          FOR A TERM EXPIRING IN 1999
             ------------------------------------------------------

[PHOTO]             ROBERT E. FOWLER, JR., 60, President and Chief Operating Officer of the
                    Company. Mr. Fowler served as President of Vigoro from July 1993 through February 1996 and as Chief Executive Officer of Vigoro from
                    September 1994 through February 1996. Mr. Fowler previously served as
                    Chief Operating Officer of Vigoro. Mr. Fowler served as President and
                    Chief Executive Officer of BCC Industrial Services from June 1991 to
                    June 1993. From October 1987 to October 1990, Mr. Fowler served as
                    Chairman, Chief Executive Officer and President of Josephson Office
                    Products, Inc. Mr. Fowler is a director of Alltrista Corporation and
                    Anixter International Inc. Mr. Fowler previously served as a director of Vigoro from August 1993 through February 1996 and has served as an
                    IMC Global Director since March 4, 1996. Mr. Fowler currently serves on the Executive Committee.

[PHOTO]             HAROLD H. MACKAY, 56, managing partner of the law firm MacPherson
                    Leslie & Tyerman in Regina, Saskatchewan, Canada. Mr. MacKay became a partner of MacPherson Leslie & Tyerman in 1969. Mr. MacKay is a
                    director of IPSCO Inc., Weyerhaeuser Canada Ltd. and the Bank of
                    Canada. Mr. MacKay previously served as a director of Vigoro from
                    November 1993 until March 1996 and has served as an IMC Global Director since March 4, 1996. Mr. MacKay currently serves as Chairman of the
                    Environmental, Safety and Public Affairs Committee and as a member of the Audit Committee.

[PHOTO]             DAVID B. MATHIS, 58, Chairman, President and Chief Executive Officer of
                    Kemper Insurance Companies. From February 1992 through February 1996,
                    Mr. Mathis served as Chairman and Chief Executive Officer of Kemper
                    Corporation. He has been employed by Kemper since 1960 in management positions of successively increasing importance. Mr. Mathis serves on the board of trustees of Lake Forest College and is an advisory board member of the J. L. Kellogg Graduate School of Management of
                    Northwestern University. He also serves on the board of directors of
                    Evanston Hospital Corporation and the board of trustees of the Chicago
                    Symphony Orchestra. Mr. Mathis has served as an IMC Global Director since February 1995. Mr. Mathis currently serves on the Executive
                    Committee and the Committee on Directors and Board Affairs.

[PHOTO]             RICHARD L. THOMAS, 65, Retired Chairman of First Chicago NBD
                    Corporation and The First National Bank of Chicago. Mr. Thomas is also a director of First Chicago NBD Corporation, CNA Financial Corporation,
                    The PMI Group, Inc. and Sara Lee Corporation. Mr. Thomas is a life trustee of the Orchestral Association of Chicago, a trustee of Rush-
                    Presbyterian-St. Luke's Medical Center (Chicago) and a trustee of
                    Northwestern University. He is also Chairman of the Board of Trustees of Kenyon College. Mr. Thomas has served as an IMC Global Director since June 20, 1996. Mr. Thomas currently serves on the Committee on
                    Directors and Board Affairs.

                         DIRECTORS CONTINUING IN OFFICE
                ------------------------------------------------

[PHOTO]             RAYMOND F. BENTELE, 59, Retired President and Chief Executive Officer,
                    Mallinckrodt Inc., which manufactures medical equipment, specialty chemicals and veterinary products. He was Executive Vice President of
                    Mallinckrodt Group Inc. (formerly known as IMCERA Group Inc.) from 1989 until his retirement. He is also a director of the Kellwood Company,
                    Mallinckrodt Group Inc., Legett & Platt Inc. and was previously a director of IMC Global from 1990 to 1991. Mr. Bentele has served as an
                    IMC Global Director since June 1994 and his term expires in 1997. Mr.
                    Bentele currently serves as Chairman of the Committee on Directors and
                    Board Affairs and as a member of the Compensation Committee.

[PHOTO]             WENDELL F. BUECHE, 65, Chairman of the Board and Chief Executive
                    Officer of the Company. He has served in this capacity since August
                    1994. From February 1993 until August 1994, he was President and Chief
                    Executive Officer. Mr. Bueche was Chairman of the Board, Chief
                    Executive Officer and President of Allis-Chalmers Corporation, a
                    diversified manufacturer of industrial equipment, from 1986 through
                    1988. He retired from full-time employment from 1989 until February
                    1993. He is also a director of Marshall & Ilsley Corporation, M&I
                    Marshall & Ilsley Bank, WICOR, Inc., Wisconsin Gas Company, and
                    Executive Association, American Industrial Partners, L. P. Mr. Bueche
                    has served as an IMC Global Director since July 1991 and his term expires in 1998. Mr. Bueche currently serves on the Executive Committee and is a non-voting member of the Committee on Directors and Board
                    Affairs.

[PHOTO]             ROD F. DAMMEYER, 55, President and a director of Anixter International since October 1985 and Chief Executive Officer of Anixter International
                    Inc. since January 1993. Mr. Dammeyer is a trustee of Van Kampen
                    American Capital, Inc. closed end investment companies and a member of the Chase Manhattan Corporation National Advisory Board. Mr. Dammeyer
                    is also a director of Antec Corporation, Capsure Holdings Corp., Falcon
                    Building Products, Inc., Jacor Communications, Inc., Lukens Inc., Revco
                    D.S., Inc. and Sealy, Inc. Mr. Dammeyer previously served as a director of Vigoro from August 1993 until March 1996 and has served as an IMC
                    Global Director since March 4, 1996. Mr. Dammeyer's term expires in
                    1997. Mr. Dammeyer currently serves on the Compensation Committee.

[PHOTO]             JAMES M. DAVIDSON, PH.D., 62, Vice President for Agriculture and
                    Natural Resources, University of Florida. Dr. Davidson joined the
                    University of Florida in 1974, became Professor and Assistant Dean for
                    Research in 1979, Professor and Dean for Research, Institute of Food
                    and Agricultural Sciences, and Director, Florida Agricultural
                    Experiment Station, Gainesville, Florida in 1986, and assumed his present position in 1992. Dr. Davidson has served as an IMC Global
                    Director since July 1991 and his term expires in 1998. Dr. Davidson currently serves on the Audit Committee and the Environmental, Safety and Public Affairs Committee.

[PHOTO]             THOMAS H. ROBERTS, JR., 72, Retired Chairman and Chief Executive
                    Officer of DEKALB Energy Company (formerly known as DEKALB
                    Corporation). Mr. Roberts is a director of Pride Petroleum Services and is a member of that Board's Compensation Committee. From 1968 through
                    1988 Mr. Roberts served as a director of International Minerals &
                    Chemical Corporation. Mr. Roberts has served as an IMC Global Director since February 1988 and his term expires in 1997. Mr. Roberts currently serves on the Compensation Committee.
[PHOTO]             JOSEPH P. SULLIVAN, 63, Mr. Sullivan served as Chairman of the Board of
                    Vigoro from March 1991 through February 1996. From March 1991 to
                    September 1994, Mr. Sullivan served as Chief Executive Officer of
                    Vigoro. Mr. Sullivan served as Chief Operating Officer of Vigoro from
                    March 1991 to July 1993 and as President from January 1986 to March
                    1991. Mr. Sullivan previously served as a director of Vigoro from
                    January 1986 through February 1996 and has served as an IMC Global
                    Director since March 4, 1996. Mr. Sullivan's term expires in 1998. Mr.
                    Sullivan currently serves as Chairman of the Executive Committee and as a member of the Environmental, Safety and Public Affairs Committee.
[PHOTO]             CLAYTON K. YEUTTER, PH.D., 65, of counsel to the law firm Hogan &
                    Hartson in Washington, D.C. since 1993. Dr. Yeutter served as Counselor to the President for Domestic Policy, a Cabinet-level post in the White
                    House in 1992. In 1991 Dr. Yeutter served as Chairman of the Republican
                    National Committee. From February 1989 to February 1991, Dr. Yeutter
                    served as U. S. Secretary of Agriculture, and prior thereto Dr. Yeutter served as U. S. Trade Representative for four years. Dr. Yeutter is a director of ConAgra, Inc., Caterpillar Inc., Texas Instruments, Inc.,
                    B.A.T. Industries and its subsidiary, Farmers Group, Inc., FMC
                    Corporation, and was a director of Vigoro from April 1994 to March
                    1996. Dr. Yeutter has served as an IMC Global Director since August 15,
                    1996. Dr. Yeutter's term expires in 1997. Dr. Yeutter will be assigned to one or more Board Committees at a future meeting of the Board of
                    Directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE FIVE NOMINEES LISTED ABOVE (PROPOSAL NO. 1 ON THE PROXY CARD).

II.  APPROVAL OF THE IMC GLOBAL INC. 1996 LONG-TERM INCENTIVE PLAN

GENERAL

    The Board of Directors is proposing for stockholder approval the IMC Global Inc. 1996 Long-Term Incentive Plan (the "Plan"). The Plan is intended to operate in conjunction with the 1988 Stock Option and Award Plan, as amended, to provide long-term incentives to executive officers and other key employees of the Company and its subsidiaries and thereby advance the interests of the Company by attracting and retaining executive officers and other key employees and motivating such persons to act in the long-term best interests of the Company's stockholders. All performance awards payable under the Plan in restricted shares of Common Stock will be paid in shares previously authorized under the 1988 Stock Option and Award Plan, as amended. The Plan is intended to comply, whenever possible, with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The relationship between Section 162(m) and the Plan is described more fully below.

DESCRIPTION OF THE PLAN

    ADMINISTRATION.

    The Plan will be administered by the Compensation Committee which currently consists of four Directors, each of whom is (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and (ii) an "outside director" within the meaning of Section 162(m) of the Code.

    Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer (the "CEO") and the corporation's four most highly compensated executive officers other than the CEO. However, "qualified performance-based compensation" is not subject to the $1 million deduction limit. To qualify as performance-based compensation, the following requirements must be satisfied: (i) the performance goals are determined by a committee consisting solely of two or more "outside directors";
(ii) the material terms under which the compensation is to be paid, including the performance goals, are disclosed to stockholders and are approved by a separate majority vote of the corporation's stockholders before the compensation is paid; and (iii) the committee certifies that the applicable performance goals were in fact satisfied before payment of any performance-based compensation is made. The Compensation Committee consists solely of "outside directors" as defined for purposes of section 162(m) of the Code. As a result, and based on certain regulations issued by the United States Department of the Treasury, compensation under the Plan is expected not to be subject to the $1 million deduction limit under Section 162(m) of the Code.

    Subject to the express provisions of the Plan, the Compensation Committee will have the authority to select officers and other key employees of the Company, and its subsidiaries, who will receive awards and to determine all of the terms and conditions of each award. All awards will be subject to such provisions not inconsistent with the Plan as the Compensation Committee shall approve. The Compensation Committee will also have authority to prescribe rules and regulations for administering the Plan and to decide questions of interpretation or application of any provision of the Plan. Except with respect to grants to executive officers of the Company or other persons subject to
Section 16 of the Exchange Act, and persons whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m) of the Code, the Compensation Committee may delegate some or all of its power and authority to administer the Plan to the CEO or other executive officer of the Company.

    CHANGE IN CONTROL.

    In the event of certain acquisitions of 15% or more of the Common Stock, a change in a majority of the Board of Directors, or the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company (unless, among other conditions, the Company's stockholders receive 60% or more of the stock of the surviving company) or the consummation of a liquidation or dissolution of the Company, the Board will have the discretion to make such adjustments to outstanding awards under the Plan as it deems appropriate, including, without limitation, causing all outstanding awards to be "cashed-out" by the Company.

    EFFECTIVE DATE, TERMINATION AND AMENDMENT.

    If approved by stockholders at the Annual Meeting, the Plan will become effective as of the date of the Annual Meeting and will terminate ten years thereafter, unless terminated earlier by the Board. The Board may amend the Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation and provided that no amendment may be made without stockholder approval if such amendment would, among other things, extend the term of the Plan.

    PERFORMANCE AWARDS.

    Each performance award is a right, contingent upon the attainment of performance measures within a specified performance period, to receive payment in cash or shares of restricted Common Stock of a specified amount. The maximum amount that may be paid to any individual under any performance award for any performance period shall not exceed $3,000,000, adjusted for increases in the Consumer Price Index between July 1, 1996 and the beginning of the performance period. Prior to the settlement of a performance award in shares of Common Stock, the holder of such award will have no rights as a stockholder of the Company with respect to the shares of Common Stock that may be issued in payment of the award. All of the terms relating to the satisfaction of performance measures and the termination of the performance period relating to a performance award, or any cancellation or forfeiture of such performance award upon a termination of employment with the Company of the holder of such performance award, whether by reason of disability, retirement, death or other termination, shall be determined by the Compensation Committee and communicated to the recipient of a performance award at the time the award is granted.

    PERFORMANCE GOALS.

    Under the Plan, the payment of performance awards will be subject to the satisfaction of certain performance objectives and criteria, such objectives and criteria to be based on the economic profit of a business unit of the Company and/or of the Company as a whole. Economic profit is defined for this purpose as after-tax cash flow in excess of capital employed times the cost of such capital. If the Committee desires that compensation payable pursuant to any award subject to performance measures be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the performance measures (i) will be established by the Committee no later than 90 days after the beginning of the performance period or restriction period, as applicable (or such other time designated by the Internal Revenue Service) and (ii) will satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such performance measures be stated in terms of an objective formula or standard.

    PERFORMANCE PERIODS.

    A Performance Period generally includes three fiscal years of the Company. The first and second Performance Periods will include one and two fiscal years, respectively, beginning with the fiscal year beginning July 1, 1996.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the Plan.

    A participant receiving a performance award will not recognize taxable income upon the grant of such award and the Company will not be entitled to a tax deduction at such time. Upon the payment of a performance award in cash, the participant will recognize ordinary income in an amount equal to the cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

    Upon the settlement of a performance award in shares of Common Stock by means of a restricted stock award under the 1988 Stock Option and Award Plan, as amended, the participant will not recognize taxable income at the time of the restricted stock grant, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time the restricted stock is granted. If such election is not made, the participant will recognize taxable income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize taxable compensation, rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

OTHER

    The awards to be granted under the Plan to executive officers and key employees of the Company in fiscal 1997 are not determinable as of the date of this Proxy Statement.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AUTHORIZATION AND APPROVAL OF THE IMC GLOBAL INC. 1996 LONG-TERM INCENTIVE PLAN (PROPOSAL NO. 2 ON THE PROXY
CARD).

III. APPROVAL OF AN AMENDMENT TO THE 1988 STOCK OPTION AND AWARD PLAN, AS
     AMENDED

    The Board of Directors is proposing for stockholder approval an amendment to the 1988 Stock Option and Award Plan, as amended, to limit the aggregate number of shares of Common Stock that may be subject to options granted in any fiscal year to any employee to 500,000 shares (subject to adjustments in connection with certain events). The purpose of the amendment is to comply with the requirements of Section 162(m) of the Code, so that the compensation expense resulting from options exercised under the 1988 Stock Option and Award Plan, as amended, by the CEO and the Company's four highest paid executive officers other than the CEO whose compensation for any taxable year exceeds $1 million may be deductible by the Company for federal income tax purposes.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AUTHORIZATION AND APPROVAL OF THE AMENDMENT TO THE 1988 STOCK OPTION AND AWARD PLAN, AS AMENDED (PROPOSAL NO. 3 ON THE PROXY CARD).

IV.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors, upon recommendation of the Audit Committee, appointed Ernst & Young LLP as independent auditors to examine and report on the financial statements of the Company and its subsidiaries and affiliates for the fiscal year ending June 30, 1997, subject to stockholder approval at the Annual Meeting.

    During the fiscal year ended June 30, 1996, Ernst & Young LLP provided the Company with audit services, including examinations of and reporting on the Company's consolidated financial statements, as well as those of several of its subsidiaries and affiliates and of certain of its employee benefit plans. Audit services also included accounting advisory services and review of filings with the Securities and Exchange Commission and the Annual Report to Stockholders. Ernst & Young LLP also performed certain non-audit services for the Company such as federal, state and local tax advisory services.

    Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make any statements they may desire. They also will be available to respond to appropriate questions of the stockholders.

    Ratification of the appointment of Ernst & Young LLP as independent auditors requires the affirmative vote of a majority of the shares of the Company's Common Stock represented at the meeting in person or by proxy.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY (PROPOSAL NO. 4 ON THE PROXY CARD).

                           MISCELLANEOUS INFORMATION
                      ------------------------------------

    The Board of Directors and management know of no matters which will be presented for consideration at the Annual Meeting other than those stated in the notice of Annual Meeting and described in this Proxy Statement.

DISCRETIONARY VOTING AUTHORITY

    If any matter properly comes before the Annual Meeting, the persons named in the accompanying proxy form will vote such proxy in accordance with their judgment regarding such matters, including the election of a Director or Directors other than those named herein if an emergency or unexpected occurrence makes the use of discretionary authority necessary, and also regarding matters incident to the conduct of the Annual Meeting.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 1997 ANNUAL MEETING OF
STOCKHOLDERS

    For stockholders who may be interested in submitting a resolution for consideration at the 1997 Annual Meeting of Stockholders, the deadline for submitting such proposals in order to be considered for inclusion in the 1997 Proxy Statement is May 16, 1997. The Committee on Directors and Board Affairs considers stockholder recommendations of future nominees for election to the Board of Directors. The By-Laws of the Company provide that a stockholder wishing to nominate a candidate for election to the Board is required to give written notice to the Secretary of the Company of his or her intention to make such a nomination. The notice of nomination must be received by the Company not less than 60 days prior to the stockholders' meeting or within ten days after the Company has mailed to stockholders a notice of annual meeting of stockholders, whichever is later. The notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination. The Company may require that the proposed nominee furnish other information to determine that person's eligibility to serve as Director. A nomination which does not comply with the above procedure will be disregarded. Proposals should be sent to the Corporate Secretary of the Company, 2100 Sanders Road, Northbrook, Illinois 60062-6146.

By Order of the Board of Directors,

                   [SIGNATURE]

ROSE MARIE WILLIAMS
CORPORATE SECRETARY

Dated: September 13, 1996

                    DIRECTIONS TO THE CHICAGO BOTANIC GARDEN
                  -------------------------------------------

THE CHICAGO BOTANIC GARDEN IS LOCATED AT 1000 LAKE-COOK ROAD, JUST EAST OF THE EDENS EXPRESSWAY IN GLENCOE, ILLINOIS. THE TELEPHONE NUMBER OF THE CHICAGO BOTANIC GARDEN IS 847-835-5440.

GENERAL

    Parking lot number 1 is most accessible to the entrance to the Chicago Botanic Garden.

    Please identify yourself to the parking attendant as an attendee of the IMC Global 1996 Annual Meeting of Stockholders in order to receive free parking at the Chicago Botanic Garden.

    The meeting will be held in the Alsdorf Auditorium, located in the Education Building.

FROM DOWNTOWN CHICAGO

    Take the Kennedy Expressway to the Edens Expressway (I-94 North). Follow the Edens Expressway approximately 20 miles north to Route 41. Do not take the I-94 West Tollway Milwaukee exit. Instead exit the Edens Expressway at Lake-Cook Road, turn right (east) and proceed about 1/2 mile to the entrance to the Chicago Botanic Garden which will be on your right.

FROM LOCATIONS FROM THE SOUTH VIA THE NORTHBOUND TRI-STATE TOLLWAY (I-294)

    Exit at Lake-Cook Road, turn right (east) and take Lake-Cook Road past the Edens Expressway approximately 1/2 mile to the entrance of the Chicago Botanic Garden which will be on your right.

FROM MILWAUKEE AND LOCATIONS TO THE NORTH

    Take the Tri-State Tollway (I-294) south to the Lake-Cook Road exit. At the top of the exit turn left (east) and take Lake-Cook Road past the Edens Expressway approximately 1/2 mile to the entrance of the Chicago Botanic Garden which will be on your right.

                                   IMC GLOBAL INC.
                            1996 LONG-TERM INCENTIVE PLAN


                                   I.  INTRODUCTION

1.1 PURPOSE. The 1996 Long-Term Incentive Plan (the "PLAN") of IMC Global Inc. (the "COMPANY") is intended to operate in conjunction with the IMC Global Inc. 1988 Stock Option and Award Plan to provide long-term incentives to officers and other key employees of the Company and its subsidiaries and thereby advance the interests of the Company by attracting and retaining officers and other key employees and motivating such persons to act in the long-term best interests of the Company's stockholders.

1.2 CERTAIN DEFINITIONS.

    "BOARD" shall mean the Board of Directors of the Company.

    "BUSINESS UNIT" shall mean a subsidiary, division, joint venture or other unit of the Company's business which is designated as such by the Committee.

    "CHANGE IN CONTROL" shall have the meaning set forth in Section 3.6(b).

    "CODE" shall mean the Internal Revenue Code of 1986, as amended.

    "COMMITTEE" shall mean the Committee designated by the Board, consisting of two or more members of the Board, each of whom shall be (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and (ii) an "outside director" within the meaning of Section 162(m) of the Code, subject to any transition rules applicable to the definition of outside director.

    "COMMON STOCK" shall mean the common stock, $1.00 par value, of the Company.

    "COMPANY" has the meaning specified in Section 1.1.

    "ECONOMIC PROFIT" shall have the meaning specified in Section 2.2(b).

    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

    "FAIR MARKET VALUE" shall mean the mean between the highest and lowest prices at which the Common Stock is traded on the date on which such value is being determined, as reflected on the consolidated tape of New York Stock Exchange issues, or if such date is not a trading day, on the first trading day preceding such date. If there are no such sales of Common Stock on the date on which such value is being determined (or on the first trading day preceding such date, if applicable) the mean between the bid and the asked prices as reflected on the consolidated tape of New York Stock Exchange issues at the close of the market on such date shall be deemed to be the fair market value of the Common Stock.

    "INCUMBENT BOARD" shall have the meaning set forth in Section 3.6(b)(2) hereof.

    "PERFORMANCE AWARD" shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive payment in cash or in shares of Common Stock of a specified amount.

    "PERFORMANCE MEASURES" shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met during the applicable Performance Period as a condition to the holder's receipt of the payment with respect to a Performance Award. Such criteria and objectives shall be based on the Economic Profit of a Business Unit and/or of the Company as a whole. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Committee no later than 90 days after the beginning of the Performance Period (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard.

    "PERFORMANCE PERIOD" shall mean the period determined under Section 2.2(c)during which the Performance Measures applicable to a Performance Award shall be measured.

    "SUBSIDIARY" shall have the meaning set forth in Section 1.4.

    "TAX DATE" shall have the meaning set forth in Section 3.4.

1.3 ADMINISTRATION. This Plan shall be administered by the Committee. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons, the time and conditions of payment of the award and all other terms and conditions of the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that all or a portion of the Performance Period applicable to any outstanding Performance Award shall lapse, and the Performance Measures applicable to any outstanding Performance Award shall be deemed to be satisfied at the maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

    The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer (the "CEO") or such other executive officer of the Company as the Committee deems appropriate; PROVIDED, HOWEVER, that the Committee may not delegate its power and authority with regard to (i) the grant of an award to any person who is a "covered employee" within the meaning of
Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding or (ii) the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing or amount of an award to such an officer or other person.

    A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4 ELIGIBILITY. Participants in this Plan shall consist of such officers and other key employees of the Company, and its subsidiaries (individually a "SUBSIDIARY" and collectively the "SUBSIDIARIES"), including IMC-Agrico MP, Inc., as the Committee in its sole discretion may select from time to time. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time.

                               II.  PERFORMANCE AWARDS

2.1 PERFORMANCE AWARDS. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

2.2 TERMS OF PERFORMANCE AWARDS. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

    (a) AMOUNT OF PERFORMANCE AWARD. The amount of a Performance Award shall be determined by the Committee; provided, however, that the maximum amount that may be paid to any individual under any Performance Award for any Performance Period shall not exceed $3,000,000, adjusted for increases in the Consumer Price Index between July 1, 1996 and the beginning of the Performance Period.

    (b) PERFORMANCE MEASURES. The Performance Measures applicable to a Performance Award shall be determined by the Committee based upon the achievement during the applicable Performance Period of the Economic Profit goals established by the Committee for the Business Unit in which the holder of the Performance Award is employed and/or for the Company as a whole.

    Economic Profit means "After-Tax Cash Flow" (defined below) divided by "Capital Employed" (defined below).

    "AFTER-TAX CASH FLOW" means earnings before interest, taxes, depreciation, depletion and amortization ("EBITDA") less cash taxes (i.e. provision for income taxes excluding deferred taxes).

     "CAPITAL EMPLOYED" means working capital (excluding cash, current and deferred tax assets and liabilities and short-term debt) plus gross fixed assets (before accumulated depreciation and depletion and excluding joint venture step-up) and other assets (before accumulated amortization of goodwill). Capital Employed will be calculated based on beginning of month (or quarter) balances resulting in a 12-month (or 4-quarter) average for the year.

    (c) PERFORMANCE PERIODS. In general, a Performance Period shall be a period consisting of three consecutive fiscal years of the Company. The first and second Performance Periods, however, shall consist of one and two fiscal years of the Company, respectively, beginning with the fiscal year of the Company beginning July 1, 1996.

    (d) SETTLEMENT OF PERFORMANCE AWARDS. A Performance Award may be settled in shares of Common Stock by means of a restricted stock award under the terms of the IMC Global Inc. 1988 Stock Option and Award Plan or cash or a combination thereof, as determined by the Committee. Prior to the settlement of a Performance Award in shares of Common Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award and shall have rights as a stockholder of the Company in accordance with Section 3.8.

2.3 TERMINATION OF EMPLOYMENT OR SERVICE. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any cancellation or forfeiture of such Performance Award upon a termination of employment with the Company of the holder of such Performance Award, whether by reason of disability, retirement, death or other termination, shall be determined by the Committee and communicated to the recipient of a Performance Award at the time the Performance Award is granted.

                                    III.  GENERAL

3.1 EFFECTIVE DATE AND TERM OF PLAN. This Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 1996 annual meeting of stockholders of the Company, shall become effective on the date of such approval. This Plan shall terminate ten years after its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

3.2 AMENDMENTS.   The Board may amend this Plan as it shall deem advisable,
subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; PROVIDED, HOWEVER, that no amendment shall be made without stockholder approval if such amendment would extend the term of this Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

3.3 NON-TRANSFERABILITY OF AWARDS. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Each award may be settled during the holder's lifetime only by the holder or the holder's legal representative or similar person. No award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

3.4 TAX WITHHOLDING. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. The Committee may determine that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "TAX DATE"), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company,
(B) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (C) any combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the award; provided, however, that the Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B) and (C) and that in the case of a holder who is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying such an obligation be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.


3.5 ADJUSTMENT. In the event of any recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available for the payment of Performance Awards under this Plan shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being available under this Plan, such fractional security shall be disregarded.

3.6 CHANGE IN CONTROL.

    (a) (1) Notwithstanding any provision in this Plan, in the event of a Change in Control, the Committee may, but shall not be required to, make such adjustments to outstanding awards hereunder as it deems appropriate, including, without limitation, causing the Performance Period applicable to any outstanding Performance Award to lapse, causing the Performance Measures applicable to any outstanding Performance Award to be deemed to be satisfied at the minimum, target or maximum level, or electing that each outstanding award shall be surrendered to the Company by the holder thereof, and that each such award shall immediately be canceled by the Company, and that the holder shall receive, within a specified period of time from the occurrence of the Change in Control, a cash payment from the Company in an amount equal to the amount payable with respect to such Performance Award if the applicable Performance Measures were satisfied at the maximum level.

    (b)  "CHANGE IN CONTROL" shall mean:

    (1) the acquisition by any individual, entity or group (a "PERSON"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 15% or more of either (i) the then outstanding shares of common stock of the Company (the "OUTSTANDING COMMON STOCK") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "OUTSTANDING VOTING SECURITIES"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i),
(ii) and (iii) of subsection (3) of this Section 3.6(b);

    (2) individuals who, as of the date this Plan is approved by the Board of Directors constitute the Board of Directors (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of such Board; PROVIDED that any individual who becomes a director of the Company subsequent to the date this Plan is approved by the Board of Directors whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and PROVIDED FURTHER, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

    (3) approval by the stockholders of the Company of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "CORPORATE TRANSACTION"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

    (4) the consummation of a plan of complete liquidation or dissolution of the Company.

3.7 NO RIGHT OF PARTICIPATION OR EMPLOYMENT. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

3.8 RIGHTS AS STOCKHOLDER. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

3.9 GOVERNING LAW. This Plan, each award hereunder, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

3.10 FOREIGN EMPLOYEES. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

/x/  Please mark your votes as in this example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3, and 4.

The Board of Directors recommends a vote FOR proposals 1, 2, 3, and 4.

                                                  FOR             WITHHELD
1. Election of five Directors                     / /                / /

For, except vote withheld from the following nominee(s):


- ---------------------------------------------------------------

                                                        FOR   AGAINST   ABSTAIN
2. Authorize and approve the IMC Global Inc.
   1996 Long-Term Incentive Plan                        / /     / /       / /

3. Authorize and approve the Amendment to the
   1988 Stock Option Plan, as amended                   / /     / /       / /

4. Ratification of Independent Auditors                 / /     / /       / /

Please check this box if you plan to attend the Annual Meeting.     / /

SIGNATURE(S)                                                      DATE
             ----------------------------------------------------      --------

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                  PROXY

                              IMC GLOBAL INC.
          Proxy Solicited on Behalf of the Board of Directors of
             the Company for Annual Meeting, October 17, 1996

The undersigned hereby constitutes and appoints Wendell F. Bueche, Marschall
I. Smith and Rose Marie Williams and each of them, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Stockholders of IMC Global Inc. to be held at the Chicago Botanic Garden, Alsdorf Auditorium, 1000 Lake-Cook Road, Glencoe, Illinois 60022 on Thursday, October 17, 1996, at 11:00 a.m. Local Time, and at any adjournments thereof, and to vote on all matters coming before said meeting, hereby revoking any proxy heretofore given.

Election of Directors, Nominees (see reverse side)

For A Term Expiring in 1998            For Terms Expiring in 1999
Billie B. Turner                       Robert E. Fowler, Jr.
                                       Harold H. MacKay
                                       David B. Mathis
                                       Richard L. Thomas

Comments:     (Such as change of Address)

- -----------------------------------------

- -----------------------------------------

- -----------------------------------------

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations as noted in the proxy statement and on the reverse side. The Proxy Committee cannot vote your shares unless you sign and return this card.

                                                                  SEE REVERSE
                                                                      SIDE